Safe Harbor Statement 2 This presentation includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to:  Increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates  Recovery of capital investments and operating costs through rates in Texas and New Mexico  Uncertainties and instability in the general economy and the resulting impact on EE’s sales and profitability  Changes in customers’ demand for electricity as a result of energy efficiency initiatives and emerging competing services and technologies  Unanticipated increased costs associated with scheduled and unscheduled outages of generating plant  The size of our construction program and our ability to complete construction on budget  Potential delays in our construction schedule due to legal challenges or other reasons  Costs at Palo Verde  Deregulation and competition in the electric utility industry  Possible increased costs of compliance with environmental or other laws, regulations and policies  Possible income tax and interest payments as a result of audit adjustments proposed by the IRS or state taxing authorities  Uncertainties and instability in the financial markets and the resulting impact on EE’s ability to access the capital and credit markets  Other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, http://www.epelectric.com November 5, 2014

3rd Quarter Highlights 3  On September 16, 2014, the Board of Directors appointed Mary Kipp as President of El Paso Electric Company (EE)  Appointment of Mary Kipp has been well-received by local leaders and stakeholders  Succession plan implementation on timely basis  3rd Quarter 2014 Earnings per Share of $1.30 compared to $1.26 per share for the 3rd Quarter of 2013  Significant progress on 2014 Goals as presented during 4th Quarter 2013 Earnings Conference Call  Obtain final air permit from the Environmental Protection Agency for the four planned units at the Montana Power Station (MPS)  Begin construction of MPS Units 1 & 2  Obtain Certificates of Convenience and Necessity in Texas and New Mexico for MPS Units 3 & 4  Issue debt to fund construction program (in progress)  Refine timing for filing future rate cases November 5, 2014    

Montana Power Station Update 4  Construction of MPS Units 1 & 2 is progressing well and is currently on schedule to be completed and placed into service during the 1st Quarter of 2015  In October, we started to mount the generators and turbines for Units 1 & 2 on their pads November 5, 2014 Looking north toward the foundation of Unit 1  Construction of the second phase of the project includes Units 3 & 4, and is anticipated to begin in the 2nd Quarter of 2015  Once complete, the four LMS-100 units at MPS will add 352 MW of efficient, clean burning natural gas power

1/2014 1/2015 1/2016 1/2014 1/2015 1/2016 Expected Rate Case Timeline New Mexico December 2014 Historical Test Year End for NM Rate Case April 2015 File NM Rate Case (Includes MPS 1 & 2 in rate base)1 March 2016 NM Rate Increase effective2 Texas March 2015 Historical Test Year End for TX Rate Case August 2015 File TX Rate Case (Includes MPS 1 & 2 in rate base) March 2016 TX Rate Increase effective (1) NM Rate Case filing would use a historical test year end of December 2014 and, via a “post test year adjustment”, include MPS units 1 & 2 in requested rate base (2) Assumes NM does not suspend the effective date of rates for an additional 90 days. November 5, 2014 5 MPS Units 1 & 2 go into service by March 31, 2015

Rate Case Planning 6  Currently working on activities related to refining our rate filing package and timeline  Community outreach efforts have begun to educate all stakeholders on upcoming rate case filings  Need for rate filing due to new plant construction to support load growth and unit retirements  Communicating plans for rate filings with regulators November 5, 2014 Preparation Communication Execution

Vision Mission  3rd Quarter 2014 net income of $52.5 million or $1.30 per share, compared to 3rd Quarter 2013 net income of $50.6 million or $1.26 per share  YTD 2014 net income of $87.2 million or $2.16 per share, compared to YTD 2013 net income of $87.4 million or $2.17 per share 2014 Financial Results 7 November 5, 2014

Vision Mission 3rd Quarter Key Earnings Drivers 8 Basic EPS Description September 30, 2013 1.26$ Changes In: Income Taxes 0.07 Decreased primarily due to higher domestic production activities deduction Allowance for funds used during construction 0.05 Increased due to higher construction balances including MPS (0.05) Retail non-fuel base revenue (0.02) Decreased primarily due to increased use of an interruptible rate as well as other energy saving programs at military installations Other (0.01) September 30, 2014 1.30$ Operations and maintenance at fossil-fuel x x xgenerating plants Increased primarily due to maintenance at Rio Grande and Newman generating plants in 2014 with no comparable activity in 2013 November 5, 2014

Vision Mission 3rd Quarter Retail Revenues and Sales 9 Non-Fuel Base Revenues (000's) 1 Percent Change 2 MWH 1 Percent Change 2 Residential 81,296$ 1.6% 894,525 1.6% C&I Small 61,143 1.5% 694,928 2.1% C&I Large 11,929 (4.0%) 276,226 - Public Authorities 28,266 (9.5%) 424,445 (5.6%) Total Retail 182,634$ (0.7%) 2,290,124 0.2% Cooling Degree Days (CDD's) 1,415 (2.0%) Average Retail Customers 397,966 1.4% November 5, 2014 (1) Non-Fuel Base Revenues and MWH sales represent actual Q3 2014 results (2) Percent Change expressed as change from Q3 2014 over Q3 2013

Historical Weather Analysis November 5, 2014 10  3Q 2014 CDD’s were 1,415 compared to the 10 year average of 1,474  September 2014 rainfall was single wettest month in over six years 1,474 1,444 1,415 1,380 1,400 1,420 1,440 1,460 1,480 10 Year Avg 3Q 2013 3Q 2014 Q3 CDD's 1.46 4.23 0 5 10 15 30 Year Avg Sep-14 September Rainfall (inches)

Historical Weather Analysis 1,291 1,040 1,375 1,275 1,114 1,478 1,305 1,215 1,419 1,042 2465 2,385 2,361 2,179 2,651 2,607 2,997 2,712 2,615 2,535 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 September YTD Degree Days HDD CDD 10 Year HDD Avg 10 Year CDD Avg 10-Yr HDD Average – 1,255 10-Yr CDD Average – 2,551 November 5, 2014 11

Vision Mission  Expect to issue long-term debt in late 2014 or early 2015  EE has expended $189.3mm for additions to utility plant for the nine months ended September 30, 2014  Capital expenditures for utility plant in 2014 are anticipated to be approximately $306mm  EE made $33.3mm in dividend payments for the nine months ended September 30, 2014  At September 30, 2014, EE had liquidity of $223.5mm including a cash balance of $13.4mm and unused capacity under the revolving credit facility Capital Requirements and Liquidity 12 November 5, 2014

Vision Mission  We are narrowing our earnings guidance range for 2014 to $2.20 - $2.35 per share from $2.15 - $2.40 per share 2014 Earnings Guidance 13 November 5, 2014

2015 Estimated Regulatory Lag Impacts 14 November 5, 2014 2015 Estimated Impact on EPS due to Regulatory Lag for MPS T&D, Common, Units 1&2, and the East Side Distribution Operations Center AFUDC Depreciation Property Tax & O&M ($0.19) ($0.08) ($0.07) Overall EPS Impact ($0.31 to $0.37) Other Note: Individual components represent mid-point of the range of estimated impact

Q & A 15 November 5, 2014